                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Physician Sales & Service, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                    PSS LOGO


                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 8, 1996

                             ---------------------

     The Annual Meeting of Shareholders of Physician Sales & Service, Inc., a Florida corporation (the "Company"), will be held at 9:00 a.m., local time, on Monday, July 8, 1996, at the Jacksonville Marriott, 4670 Salisbury Road, Jacksonville, Florida 32256 for the following purposes:

          1. To elect three Class III directors for a three-year term;

          2. To ratify the adoption of the Company's Amended and Restated 1994 Long Term Stock Plan, Amended and Restated 1994 Long Term Incentive Plan, Annual Incentive Plan and Amended and Restated Directors' Stock Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 22, 1996, are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

     All shareholders are invited to attend the Annual Meeting. Those shareholders who are unable to attend are respectfully urged to sign and return the enclosed Proxy Card as promptly as possible. Shareholders who sign and return a Proxy Card may nevertheless attend the Annual Meeting, revoke their Proxy, and vote their shares in person.

     Whether or not you expect to be present, please sign, date and return the enclosed Proxy Card in the enclosed pre-addressed envelope as soon as possible. No postage is required if mailed from within the United States.

                                          By Order of the Board of Directors

                                          David A. Smith
                                          Chief Financial Officer

Jacksonville, Florida
June 7, 1996

                        PHYSICIAN SALES & SERVICE, INC.

                        7800 BELFORT PARKWAY, SUITE 250
                          JACKSONVILLE, FLORIDA 32256

                                PROXY STATEMENT

                                  INTRODUCTION

     The enclosed Proxy is solicited by the Board of Directors of Physician Sales & Service, Inc., a Florida corporation ("PSS" or the "Company"), for use at its Annual Meeting of Shareholders scheduled to be held on Monday, July 8, 1996 at 9:00 a.m., local time, or at any postponements or adjournments thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Jacksonville Marriott, 4670 Salisbury Road, Jacksonville, Florida 32256. The Company's headquarters are located at 7800 Belfort Parkway, Suite 250, Jacksonville, Florida 32256. The date of the mailing of this Proxy Statement and accompanying Proxy is on or about June 7, 1996.

PROCEDURAL MATTERS

     Shareholders of record at the close of business on May 22, 1996 are entitled to notice of and to vote at the Annual Meeting. At the record date, 34,742,639 shares of Common Stock of the Company, $0.01 par value per share (the "Common Stock"), were issued and outstanding and held by approximately 900 shareholders of record. Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on May 22, 1996 will constitute a quorum. If the accompanying Proxy Card is properly signed and timely returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

     Unless contrary instructions are given, the persons designated as proxy holders on the accompanying Proxy Card will vote: FOR the Board's nominees; FOR ratification of the adoption of the Company's Amended and Restated 1994 Long Term Stock Plan, Amended and Restated 1994 Long Term Incentive Plan, Annual Incentive Plan and Amended and Restated Directors' Stock Plan; and if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters. Each such proxy granted may be revoked by the shareholder(s) at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed Proxy Card bearing a later date or by voting in person at the Annual Meeting. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy. Shareholders have no dissenters' rights of appraisal in connection with any matter being presented at the Annual Meeting.

     Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the proposal to ratify the adoption of the Amended and Restated 1994 Long Term Stock Plan, Amended and Restated 1994 Long Term Incentive Plan, Annual Incentive Plan and Amended and Restated Directors' Stock Plan, and any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board of Directors currently consists of nine directors who are elected in three classes, with three Class I members, three Class II members and three Class III members. Members of each class hold office for three-year terms; the terms of the classes are staggered so that the term of one class terminates each year. Each member of the Board of Directors holds office for the term for which he or she was elected and until his or her successor shall have been duly elected and qualified, or until the earlier of his or her resignation, removal from office or death.

     Class I Directors. The terms of the Class I directors, T. O'Neal Douglas, Patrick C. Kelly and James L.L. Tullis, expire at the Annual Meeting of Shareholders in 1997, or when their successors have been duly elected and qualified.

     Class II Directors. The terms of the Class II directors, Delores P. Kesler, David A. Smith and William C. Mason, expire at the Annual Meeting of Shareholders in 1998, or when their successors have been duly elected and qualified.

     Class III Directors. The terms of the Class III directors, Delmer W. Dallas, Fred Elefant, and John F. Sasen, Sr., expire at the Annual Meeting of Shareholders in 1996, or when their successors have been duly elected and qualified.

ELECTION OF CLASS III DIRECTORS

     Messrs. Dallas, Elefant and Sasen have been nominated for election at the 1996 Annual Meeting by the Board of Directors to continue as Class III directors and have informed the Company that they will serve if elected. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The accompanying proxy, unless otherwise specified, will be voted FOR the election of Messrs. Dallas, Elefant and Sasen as directors. If any of Messrs. Dallas, Elefant or Sasen should become unavailable, which is not now anticipated, the proxy will be voted for the election of such other person as the Board of Directors may select to replace such nominee, unless the Board of Directors instead reduces the number of directors comprising the Board. Each such proxy granted may be revoked by the shareholder at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed Proxy Card bearing a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR.

EXPERIENCE OF DIRECTORS

                             NOMINEES FOR DIRECTORS
                                   CLASS III
                     (WHOSE TERMS, IF ELECTED, WILL EXPIRE
                 AT THE ANNUAL MEETING OF SHAREHOLDERS IN 1999)

     Delmer W. Dallas has served on the Board of Directors of the Company since October 1989. Since 1984, Mr. Dallas has been the Chairman of the Board of Acosta Sales Co., Inc. ("Acosta"), a food brokerage company operating in the southeastern United Sates. He has also served on the Board of Directors of Acosta since 1966.

     Fred Elefant has served on the Board of Directors of the Company and as Secretary of the Company since 1984. Mr. Elefant has been engaged in the private practice of law in Jacksonville, Florida since 1973. Since January 1989, he has practiced as Fred Elefant, P.A. He was a member of the law firm of Mahoney, Adams, Milam, Surface & Grimsley, P.A., now Mahoney Adams & Criser, P.A., from 1983 to 1989.

     John F. Sasen, Sr. has served on the Board of Directors of the Company since July 1993, as President of the Company since August 1995 and as Chief Operating Officer of the Company since December 1993. Mr. Sasen also served as Executive Vice President of the Company from December 1993 to August 1995. From August 1990 to December 1992, he served the Company as Vice President -- Sales and Marketing; from January 1993 to July 1993, as Regional Vice President, and from August 1993 to December 1993 as Executive Vice President. Prior to joining the Company, Mr. Sasen was Vice President -- Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company ("Becton Dickinson"), a manufacturer of health care products. In that position, Mr. Sasen directed product development and marketing efforts, technical services, product services and customer service. Mr. Sasen was with Becton Dickinson for over 20 years.

                        DIRECTORS WHOSE TERMS OF OFFICE
                  WILL CONTINUE AFTER THE 1996 ANNUAL MEETING

                                    CLASS I
                      (TERMS EXPIRE AT THE ANNUAL MEETING
                            OF SHAREHOLDERS IN 1997)

     T. O'Neal Douglas has served on the Board of Directors of the Company since July 1993. Mr. Douglas is the Chairman and Chief Executive Officer of American Heritage Life Insurance Co. and American Heritage Life Investment Company (collectively, "AHL"). He has been with AHL since 1983, serving as President since 1986 and Chief Executive Officer since 1990. He is currently Chairman of the Board of Directors of Baptist Health Systems, Inc. In addition, Mr. Douglas serves as a director of Barnett Bank of Jacksonville, N.A. and Baptist Medical Center.

     Patrick C. Kelly, a co-founder of the Company, has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in May 1983 and as President of the Company from May 1983 to August 1995. Prior to founding the Company, from August 1976 to February 1983, Mr. Kelly served as Sales Manager, General Manager and Vice President of Intermedco, Inc., a Houston-based medical supply company.

     James L.L. Tullis has served on the Board of Directors of the Company since November 1989. Mr. Tullis was nominated to serve on the Board of Directors of the Company for a three year term beginning in 1994 pursuant to an agreement with the Company. Since September 1987, Mr. Tullis has been a general partner of Tullis-Dickerson Partners, the general partner of Tullis-Dickerson Capital Focus, L.P., a venture capital fund that invests in the health care industry and is a shareholder of the Company. Mr. Tullis has served as

Chairman of the Board of Directors and Chief Executive Officer of
Tullis-Dickerson & Co., Inc., a venture capital company which acts as a management company for Tullis-Dickerson Capital Focus, L.P., since July 1986. Mr. Tullis also serves on the Board of Directors of American Consolidated Laboratories, Inc., a manufacturer of contact lenses, and Acme United, Inc., a manufacturer of scissors and other medical products.

                                    CLASS II
                      (TERMS EXPIRE AT THE ANNUAL MEETING
                            OF SHAREHOLDERS IN 1998)

     Delores P. Kesler has served on the Board of Directors of the Company since July 1993. Ms. Kesler has been Chairman of Accustaff, Incorporated ("AccuStaff"), the successor to ATS Services, Inc. ("ATS"), a franchisor of temporary employment operations, since 1992. She founded ATS in May 1978 and served as its Chairman and Chief Executive Officer until its merger with three other temporary employment agencies in May 1992. In addition to her responsibilities with AccuStaff and ATS, Ms. Kesler holds an executive committee position with the National Association of Temporary Services.

     David A. Smith has served on the Board of Directors of the Company since July 1993 and as Executive Vice President since April 1996 and Chief Financial Officer of the Company since April 1992. Mr. Smith served as a Vice President of the Company from April 1992 to April 1996. Prior to serving as Vice President and Chief Financial Officer, Mr. Smith served the Company as a Regional Manager, General Manager, Sales Manager and Operations Manager from July 1987 to June 1993. Prior to joining the Company, Mr. Smith was employed by Coopers & Lybrand from October 1985 through June 1987, and by Smoak, Davis and Nixon, C.P.A., from May 1983 through September 1985.

     William C. Mason has served on the Board of Directors of the Company since April 1996. Mr. Mason has served as Vice Chairman and Chief Executive Officer of Baptist/St. Vincent's Health System, Inc. located in Jacksonville, Florida since 1995 and as President and Chief Executive Officer of Baptist Health System, Inc. since 1984. Mr. Mason currently serves on the Board of Directors of Baptist Medical Center, where he served as Chief Executive Officer from 1978 to 1984.

COMMITTEES OF THE BOARD AND BOARD MEETINGS

     The Board of Directors has three standing committees, an Executive Committee, an Audit Committee and a Compensation Committee. There is no nominating committee for directors.

     The Board's Executive Committee, which held five meetings in fiscal year 1996 and acted by written consent on six occasions, is authorized to act with the full authority and in place of the Board at such times as members of the Executive Committee deem necessary and appropriate. Members of the Executive Committee are Mr. Kelly, Mr. Elefant and Mr. Douglas, with Mr. Kelly acting as the chairman.

     The Board's Audit Committee, which held three meetings in fiscal year 1996, reviews the scope and results of the audit conducted by the Company's independent auditors. In addition, it reviews systems of internal controls and accounting policies and procedures. Members of the Audit Committee are Mr. Douglas, Ms. Kesler and Mr. Tullis, with Mr. Douglas acting as the chairman.

     The Board's Compensation Committee, which held one meeting in fiscal year 1996, reviews salary levels of management personnel and makes appropriate recommendations to the Board with respect thereto. In addition, it makes recommendations to the Board concerning certain employee benefit plan matters, including the granting of stock options. Members of the Compensation Committee are Mr. Dallas, Mr. Elefant and Mr. Tullis, with Mr. Dallas acting as the chairman.

     During 1996, the Board held eight meetings and acted by written consent on three occasions. All members of the Board attended at least 75% of the meetings of the Board and all committees on which they served in 1996.

DIRECTOR COMPENSATION

     In fiscal year 1996, directors of the Company received an annual retainer of $10,000 and $1,000 for each of the meetings of the Board of Directors which they attended. Members of the Compensation Committee and Audit Committee receive additional fees of $500 per meeting attended ($1,000 in the case of committee chairperson) for each committee, although members of each committee receive no compensation for action taken by written consent without a meeting. In fiscal year 1996, the Company granted options to purchase 4,500 shares of Common Stock to each non-employee director. In addition, 1,500 restricted shares of Common Stock per remaining term year were issued in the following amounts to the following persons who served on the Board of Directors: Mr. Dallas, 1,500 shares; Mr. Douglas, 3,000 shares; Mr. Elefant, 1,500 shares; Ms. Kesler, 4,500 shares; and Mr. Tullis, 3,000 shares. All of the share numbers contained in this Proxy Statement reflect the Company's three-for-one stock split in October 1995.

     Pursuant to the Company's Directors Stock Plan, non-employee directors receive an annual grant of an option to purchase 1,500 shares of Common Stock. The exercise price for the option is the average of the high and low sales price of the Common Stock on the date of grant and the options will become fully exercisable one year after the date of grant. In addition, upon election to the Board of Directors by the shareholders, directors will receive a grant of 1,500 shares of restricted stock. The initial Class III directors and initial Class I directors received a grant of 500 and 1,000 shares, respectively. Restrictions on the restricted stock will lapse upon the expiration of the director's term in office.

     In fiscal year 1996, the Company made payments totalling approximately $136,000 to Fred Elefant, a director of the Company, for legal services.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:

                   NAME                      AGE                    POSITION
- -------------------------------------------  ---   -------------------------------------------
Patrick C. Kelly(1)........................  49    Chairman of the Board, Chief Executive
                                                     Officer and Director
John F. Sasen, Sr..........................  54    President, Chief Operating Officer and
                                                     Director
David A. Smith.............................  36    Executive Vice President, Chief Financial
                                                     Officer, and Director
James Stallings............................  40    Executive Vice President -- Sales and
                                                     Marketing
Charles E. Alvarez.........................  28    Vice President -- Eastern Region
Frederick E. Dell..........................  35    Senior Vice President -- Southern Region
Edward D. Dienes...........................  35    Vice President -- Pacific Region
Donald M. DuMond...........................  35    Chief Accounting Officer
Douglas Harper.............................  44    Senior Vice President -- Northern Region
L. Darlene Kelly...........................  38    Senior Vice President and Chief Information
                                                     Officer
Todd M. LaVelle............................  29    Vice President -- Sales
Kenley W. Morton...........................  30    Vice President -- Marketing
Robert D. Peoples..........................  46    Senior Vice President -- Western Region
Roderick M. Schlosser......................  59    Vice President -- Materials Management
Delmer W. Dallas(3)........................  65    Director
T. O'Neal Douglas(1)(2)....................  60    Director
Fred Elefant(1)(3).........................  49    General Counsel, Secretary and Director
Delores Kesler(2)..........................  55    Director
William C. Mason...........................  58    Director
James L.L. Tullis(2)(3)....................  49    Director

- ---------------

(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation Committee.

     For information pertaining to the experience and background of Patrick C. Kelly, John F. Sasen, Sr., David A. Smith, Delmer W. Dallas, T. O'Neal Douglas, Fred Elefant, Delores Kesler, William C. Mason and James L.L. Tullis, see "ELECTION OF DIRECTORS -- Experience of Directors."

     James Stallings has served as Executive Vice President -- Sales and Marketing since April 1996. Prior to such time, from 1988 to 1996, Mr. Stallings held several positions with IBM Corporation, including Director of Worldwide Sales -- AS/400 Division, Director of Business Reengineering and General Manager. From 1984 to 1987, Mr. Stallings served as a manager of Rohm Corporation.

     Charles E. Alvarez has served as Vice President -- Eastern Region of the Company since April 1995. Prior to serving as Vice President -- Eastern Region, Mr. Alvarez served as Regional Manager of the Eastern Region from April 1994 to March 1995, and as a sales manager and sales representative from January 1990 to March 1994.

     Frederick E. Dell has served as Senior Vice President -- Southern Region of the Company since April 1996 and served as Vice President -- Southern Region from January 1994 to March 1996. Mr. Dell also served as director of the Company from July 1991 through July 1992. He served as Regional Manager and Vice President of the Company's Western Region from December 1989 to January 1994. From April 1984 through November 1989, Mr. Dell served the Company in various sales and management positions.

     Edward D. Dienes has served as Vice President -- Pacific Region since April 1995. Prior to such time, Mr. Dienes served the Company as Director of Marketing from April 1993 to March 1995 and as General Manager, Sales Manager and Operational Manager from August 1988 to March 1993.

     Donald M. DuMond has served as Chief Accounting Officer of the Company since December 1993. Mr. DuMond served as Controller of the Company from May 1993 to January 1996. From August 1985 to May 1993, he was employed by Deloitte & Touche LLP, where he served as an audit manager from August 1990 to May 1993 and in various other accounting positions from August 1985 to August 1990.

     Douglas Harper has served as Senior Vice President -- Northern Region of the Company since April 1996 and served as Vice President -- Northern Region from August 1995 to March 1996. He served as the Northeast Regional Manager for Taylor Medical, Inc. ("Taylor"), which was acquired by the Company in August 1995, from 1990 to August 1995. Mr. Harper has over 20 years experience in medical supply distribution. Mr. Harper founded Medco Systems/Quinoy Medical Supply, which was acquired by Taylor in 1990. Prior to such time, Mr. Harper was a General Manager for Foster Medical Supply.

     L. Darlene Kelly has served as Senior Vice President of the Company since April 1996 and as Chief Information Officer of the Company since April 1993. Ms. Kelly has also served the Company as a Vice President from April 1993 to March 1996, as Chief Accounting Officer from April 1992 to April 1993, as Controller from May 1991 to March 1992, and as staff accountant from October 1990 through April 1991. From April 1989 through September 1990, Ms. Kelly served as Finance and Operations Manager of Physicians Purchasing Association, a PSS company. Prior to joining the Company, Ms. Kelly was an audit supervisor with Coopers & Lybrand LLP from January 1985 to April 1989. Ms. Kelly is not related to Patrick
C. Kelly.

     Todd M. LaVelle has served as Vice President -- Sales since April 1996. Prior to such time, Mr. LaVelle served the Company as Vice President -- Sales & Marketing from July 1995 to April 1996, as Regional Manager for the Pacific Region from July 1994 to June 1995, as Diagnostic Market Leader from April 1994 to June 1994, and as Sales Manager and sales representative from August 1990 to March 1994.

     Kenley W. Morton has served as Vice President -- Marketing since April 1996. Prior to such time, Mr. Morton served as Vice President -- Central Region from April 1994 to April 1996, as Regional Manager for the Eastern Region from April 1993 to April 1994 and in various sales and management positions from September 1988 to March 1993.

     Robert D. Peoples has served a Senior Vice President -- Western Region of the Company since April 1996 and served as Vice President -- Western Region from August 1995 to March 1996. He served as Executive Vice President of Business Development for Taylor from 1987 to August 1995.

     Roderick M. Schlosser has served as Vice President -- Materials Management since August 1995. From January 1990 to August 1995, Mr. Schlosser was retired. Mr. Schlosser served as Vice President -- Materials Management of American Medical International, Inc. from 1981 to January 1990. From 1969 to 1981, Mr. Schlosser was employed in various sales and management roles with other companies in the medical supplies distribution industry.

     Executive officers of the Company are elected annually and serve at the discretion of the Board. There are no family relationships between or among any of the Company's directors or executive officers.

REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of three outside directors of the Board who are not employees or former employees of PSS. The Committee is responsible for the approval and oversight of the compensation program for the Company's officers. In performing these responsibilities, the Committee has utilized the services of an independent compensation consultant from KPMG Peat Marwick. This report to shareholders addresses the Company's compensation policies for the executive officers and its basis for determining the compensation of the Chief Executive Officer for the past fiscal year.

     In making this report, the Committee is pleased to inform our shareholders that the compensation strategy and program adopted in 1994 as pertains to management personnel has, in the opinion of the Committee, worked extremely well. A primary objective of the program was and continues to be to link executive interests to those of our shareholders. The Performance Graph that follows this report clearly indicates that our shareholders have been receiving an excellent return on their investment in PSS. So too should our employees whose performance excellence has a material impact upon the creation of shareholder value.

     Compensation Committee Charter. In 1994, the Board of Directors adopted a Charter for the Compensation Committee. The Charter set forth the duties and responsibilities of the Compensation Committee. Specifically, the Compensation Committee is responsible for the following:

          1. Reviewing annually and approving the Company's stated compensation strategy to ensure that the management team is rewarded appropriately for their contributions to growth and profitability and that the executive compensation strategy supports Company objectives and shareholder interests.

          2. Reviewing annually and determining the individual elements of total compensation for the Chief Executive Officer and communicating in the annual Compensation Committee Report to shareholders the factors and criteria on which the Chief Executive Officer's compensation for the last year was based. This will also include discussing the relationship between the Chief Executive Officer's compensation and the Company's performance.

          3. Reviewing and approving the individual elements of total compensation for the executive officers and key management, other than the Chief Executive Officer, and communicating in the annual Compensation Committee Report to shareholders the relationship of corporate performance to executive compensation.

          4. Assuring that all compensation plans are administered in a manner consistent with the Company's compensation strategy.

          5. Approving for submission to shareholders all new equity-related incentive plans for management and administering the Company's long-term incentive program in a manner consistent with its terms.

          6. Reviewing with the Chief Executive Officer compensation matters relating to management succession.

          7. Reviewing the Company's employee benefit programs and approving changes, subject to shareholder or Board approval.

     Compensation Strategy. The Compensation Committee reviewed the Company's strategy adopted in 1994 and affirmed its continuing appropriateness. The compensation strategy states that the goals of the executive compensation program are to:

     - enable the Company to attract and retain high quality executives by providing total compensation opportunities and a compensation mix which are at, or above, the relevant employment market levels, but with modest fixed costs and leveraged incentive opportunities; and

     - motivate executives to act in the best interests of shareholders by providing substantial incentive opportunities to be earned through performance on direct and indirect measures of long-term shareholder value creation.

     Targeted compensation levels are stated below and are followed by a more detailed discussion of each of the three compensation elements.

     - the base salary policy reflects median levels for companies of comparable revenue size;

     - annual incentive plan award opportunities are targeted at median levels and associated with aggressive earning growth goals. Actual awards are determined based upon how performance compares to such goals; and

     - long-term incentives earned reflect contributions to shareholder value over a long-term period, both in terms of the absolute growth in value per share of the Common Stock and relative growth compared to a broad sample of companies or a composite index (e.g., Nasdaq National Market).

     Base Salary. Consistent with this compensation strategy, the Committee approved at its March 21, 1996 meeting salary ranges for its executive officer positions consistent with competitive market data for companies with annual sales of approximately $650 million. This information was provided to the Committee and the Chief Executive Officer by our independent compensation consultants. The midpoints of the salary ranges were established at essentially the competitive average. Range minimums were then established at 75% of their respective midpoints and range maximums were established at 125% of their respective midpoints. All executive officers were then assigned to a specific salary amount for fiscal year 1997 within their respective salary ranges. The approved individual salary amounts were recommended by the Company's Chief Executive Officer after due consideration of their individual qualifications, experience and contributions over time. In every instance, the salary assigned to each executive officer places him or her within their respective salary range.

     Annual Incentives. With respect to annual incentive compensation, the Company has established target annual incentive amounts as a percentage of salary (i.e., 40% for the Chief Executive Officer Position, 30% for the executive officer positions, and 20% for officers) for each eligible position. Actual incentive awards can then range from 0 to 1.5 times the target awards based upon actual profit performance results.

     The profit target was established at the beginning of the 1996 fiscal year based on a business plan reviewed and approved by the Compensation Committee. The Compensation Committee also reserved the right to increase or decrease such incentives by as much as 25% based upon the achievement, or lack thereof, of key strategic milestones, such as number and cost of new site openings, acquisition and growth revenues.

     While the Chief Executive Officer's annual incentive compensation is based solely upon profit performance results, other corporate staff officers have up to 20% of their incentive opportunity based upon their assessed individual contribution to the Company's success. Incentive amounts listed in the Summary Compensation Table for the five highest compensated officers were paid for results achieved during fiscal year 1996.

     Long Term Incentives. The Long-Term Stock and Long-Term Incentive Plans were adopted in March 1994, and continue to be utilized. These compensation plans have the following objectives:

     - award opportunities are directly linked to shareholder returns;

     - award opportunities have unlimited upside potential;

     - equity is the cornerstone of the program;

     - performance-based cash incentives are provided to help executives pay taxes and exercise stock options; and

     - the charge to earnings for financial reporting purposes associated with these plans is controlled and to be kept to a reasonably low amount.

     The Long-Term Stock Plan is primarily composed of non-qualified stock options to be granted to a broad group of managers and restricted stock, which can be granted to any employee.

     The Long-Term Incentive Plan provides contingent cash award opportunities to eligible participants based upon the Company's relative total shareholder return results as compared to all other companies on the Nasdaq National Market. In order to receive any payment, the Company must have at least a 50th percentile rank on a total shareholder return basis over a three-year time period. A target award may be paid at the 60th percentile and a scale has been created whereby a maximum award of three times the target may be earned if the Company's total shareholder return results would place it among the top 10% (90th percentile or above) of all Nasdaq National Market companies.

     New grants are made at the beginning of each calendar year and each is based upon a three-year performance period. New contingent grants for the January 1996 through December 1998 performance period were approved by the Committee for 14 executive position holders in accordance with the award guideline adopted in conjunction with the PSS Compensation Strategy.

     Company Performance and Compensation of Chief Executive Officer. The Compensation Committee approved an increase in the Chief Executive Officer's
(CEO) base salary from $360,000 to $475,000, for fiscal year 1997. The Committee recognizes that this is a substantial increase, and one we believe is most deserved. The Company has almost tripled its revenues and increased its market capitalization by more than elevenfold since its initial public offering in May 1994. While this success represents the collective contribution of many, the Committee believes that the CEO's personal contribution to the Company since its initial public offering has been outstanding. Also, our independent compensation consultants confirmed that this salary level is approximately at the midpoint of the salary range for this position.

     The annual incentive award of $154,800 for fiscal year 1996 paid to the CEO was determined based upon the annual incentive plan profit targets that the Committee reviewed and approved for fiscal 1996 at its meeting in March 1995.

     The non-qualified stock option grant of 50,000 shares to the Chief Executive Officer during fiscal year 1996 was made in accordance with the employment agreement entered into between Mr. Kelly and the Company effective June 1, 1992. Finally, 180 contingent units were granted to Mr. Kelly under the 1994 Long-Term Incentive Plan. The value of this grant, if any, will be determined as of December 31, 1998.

     Other Considerations. In 1993, the Internal Revenue Code was amended (Section 162(m)) to limit the deductibility of certain nonperformance based compensation expenses in excess of $1.0 million. Section 162(m) generally disallows a tax deduction for compensation over $1.0 million paid to an executive officer named in the Summary Compensation Table, unless such compensation qualifies as performance-based. The Committee is aware that the compensation payable for the 1996 fiscal year will not result in any loss of tax deduction for the Company, since no individual received compensation in excess of $1.0 million.

     As stated in last year's proxy, it is the Company's intent to fully comply with these regulations prior to their applicability to the Company's circumstance. Consequently, the Committee is recommending the Company's performance-based variable compensation plans to our shareholders for approval at this time.

     The Committee also recommends the authorization of 2.6 million shares over the next five years to be granted to our employees in the form of non-qualified stock options or restricted stock to senior management employees, other employees and outside directors, of which not more than ten percent would be used for restricted stock grants. As stated in the Company's Compensation Strategy, a primary objective of our program is to directly link employee interests to the creation of shareholder value. The merit of this philosophy is being demonstrated by the significant shareholder value that has been created since our initial public offering.

     The Committee members' believe that the Company's financial and shareholder value performance should be the predominate determinants of CEO pay, as well as that of the other principal executives within the Company. The results achieved during fiscal 1996 are again gratifying and worthy of substantial reward. We believe that the Company's Compensation Strategy, Annual Incentive Plan, Long Term Incentive Plan, and Long Term Stock Plan will continue to serve the best interests of our shareholders and employees.

Respectfully submitted,

The Compensation Committee
Delmer W. Dallas, Chairman
Fred Elefant
James L. L. Tullis

EXECUTIVE OFFICER COMPENSATION

     The following table presents certain summary information concerning compensation paid or accrued by the Company, for services rendered in all capacities for the three fiscal years ended March 29, 1996, for its Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                    ANNUAL COMPENSATION       LONG TERM COMPENSATION
                                                    --------------------   ----------------------------
                                                                           SECURITIES
                                                                           UNDERLYING      ALL OTHER
        NAME AND PRINCIPAL POSITION          YEAR   SALARY(1)   BONUS(2)    OPTIONS     COMPENSATION(3)
- -------------------------------------------  ----   ---------   --------   ----------   ---------------
Patrick C. Kelly...........................  1996   $ 360,000   $154,800     290,462        $30,434
  Chairman of the Board and Chief            1995     324,996    128,100     150,000         12,017
  Executive Officer                          1994     300,000     30,039     150,000          4,907
John F. Sasen, Sr..........................  1996     212,083     69,300      54,282          4,427
  President and Chief Operating Officer      1995     175,008     48,027      30,000          4,424
                                             1994     146,250     18,624       6,000          4,460
David A. Smith.............................  1996     145,799     47,850      31,251          2,628
  Executive Vice President and Chief         1995     135,000     37,049      15,000          2,622
  Financial Officer                          1994     120,000     15,576      30,000          2,570
Frederick E. Dell..........................  1996     138,000     15,660      21,084          2,630
  Senior Vice President -- Southern Region   1995     132,000     50,108      15,000          2,596
                                             1994     120,000      2,730       6,000          2,661
Charles E. Alvarez.........................  1996     120,000     46,539       9,000          2,203
  Vice President -- Eastern Region           1995      99,491      3,500          --            747
                                             1994      62,347        500          --            103

- ---------------------

(1) Total base salary earned during the fiscal years presented. The Company has established base salaries for its fiscal year ending March 28, 1997 as follows: Mr. Kelly, $475,000; Mr. Sasen, $300,000; Mr. Smith, $235,000; Mr.
     Dell, $160,000; and Mr. Alvarez, $126,000.
(2) Annual incentive award paid for results achieved during the fiscal years presented. Any amounts deferred at the election of the executive are included in the reported amounts.
(3) All other compensation which is not included in the aforementioned categories. Amounts shown in this column include the following payments for fiscal year 1996: (i) for Mr. Kelly, $704 for PSS contributions to the Employee Stock Ownership Plan (the "ESOP"), $4,200 for total premiums under a split dollar life insurance policy and $25,530 for total premiums under a key-man life insurance policy; (ii) for Mr. Sasen, $827 for PSS contributions to the ESOP and $3,600 for total premiums under a split dollar life insurance policy; (iii) for Mr. Smith, $828 for PSS contributions to the ESOP and $1,800 for total premiums under a split dollar life insurance policy; (iv) for Mr. Dell, $830 for PSS contributions to the ESOP and $1,800 for total premiums under a split dollar life insurance policy; and (v) for Mr. Alvarez,

     $898 for PSS contributions to the ESOP and $1,305 for total premiums under a split dollar life insurance policy.

                       OPTION GRANTS IN FISCAL YEAR 1996

     The following table contains information concerning the grant of stock options made during fiscal year 1996 pursuant to the Company's 1994 Long Term Incentive Plan and 1994 Long Term Stock Plan:

                                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZED
                                           --------------------------------------------------------      VALUE AT ASSUMED
                                           NUMBER OF    PERCENTAGE OF                                   ACTUARIAL RATES OF
                                           SECURITIES   TOTAL OPTIONS                                       STOCK PRICE
                                           UNDERLYING    GRANTED TO                                   APPRECIATION FOR OPTION
                                            OPTIONS       EMPLOYEES                                           TERM(3)
                                            GRANTED       IN FISCAL     EXERCISE PRICE   EXPIRATION   -----------------------
                  NAME                        (1)         YEAR 1996       ($/SH)(2)         DATE          5%          10%
- -----------------------------------------  ----------   -------------   --------------   ----------   ----------   ----------
Patrick C. Kelly.........................    150,462         17.2%         $ 14.875        8/20/05    $1,407,543   $3,556,990
                                             140,000         16.0            24,000        1/10/06     2,113,086    5,354,975
John F. Sasen, Sr........................     54,282          6.2            14.875        8/20/05       507,798    1,286,859
David A. Smith...........................     31,251          3.6            14.875        8/20/05       292,347      740,865
Frederick E. Dell........................     21,084          2.4            14.875        8/20/05       197,237      499,837
Charles E. Alvarez.......................      9,000          1.0            14.875        8/20/05        84,193      213,362

- ---------------

(1) The options issued in fiscal year 1996 to the named executive officers are nonqualified stock options for federal income tax purposes and accordingly are not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. The options granted in fiscal year 1996 to the named executive officers are exercisable immediately and expire ten years from the date of grant.
(2) In fiscal year 1996, the named executive officers were granted options to acquire an aggregate of 406,079 shares of Common Stock at an exercise price of fair market value as of the date of grant.
(3) The dollar amount under the columns assumes that the market price of the Common Stock from the date of the option grant appreciates at cumulative annual rates of 5% and 10%, respectively, over the term of each option granted in fiscal year 1996. The assumed rates of 5% and 10% were established by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price or value of the Common Stock.

               OPTION EXERCISES AND HOLDING AS OF MARCH 29, 1996

     The following table sets forth information regarding stock options exercised in fiscal year 1996 by each of the named executive officers and the value of the unexercised options held by these individuals as of March 29, 1996, based on the market value of the Common Stock on that date:

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                     AND OPTION VALUES AS OF MARCH 29, 1996

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING OPTIONS AT MARCH    IN-THE- MONEY OPTIONS AT
                                      SHARES                          29, 1996                  MARCH 29, 1996(1)
                                     ACQUIRED      VALUE     ---------------------------   ---------------------------
               NAME                 ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Patrick C. Kelly..................     25,000     $650,000     676,597         38,865      $10,080,376     $ 762,978
John F. Sasen, Sr.................     84,501      921,820      90,282             --        1,304,606            --
David A. Smith....................     30,000      314,300      46,251             --          624,960            --
Frederick E. Dell.................     15,000      177,200      42,084             --          660,410            --
Charles E. Alvarez................         --           --       9,000             --           88,920            --

- ---------------

(1) Based upon the closing price of $24.75 of the Common Stock on the Nasdaq National Market on March 29, 1996.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                  NUMBER OF                             NON-STOCK PRICE-BASED PLAN
                                 PERFORMANCE     PERIOD UNTIL      -------------------------------------
             NAME                 UNITS(1)          PAYOUT         THRESHOLD(2)   TARGET(3)   MAXIMUM(4)
- -------------------------------  -----------   -----------------   ------------   ---------   ----------
Patrick C. Kelly...............      180       1/1/96 - 12/31/98     $ 90,000     $ 180,000    $540,000
John F. Sasen, Sr..............       70       1/1/96 - 12/31/98       35,000        70,000     210,000
David A. Smith.................       48       1/1/96 - 12/31/98       24,000        48,000     144,000
Frederick E. Dell..............       35       1/1/96 - 12/31/98       17,500        35,000     105,000
Charles E. Alvarez.............       20       1/1/96 - 12/31/98       10,000        20,000      60,000

- ---------------

(1) Under the Company's 1994 Long Term Incentive Plan, officers of the Company may be awarded a certain number of Performance Units each year equal to a percentage of the officer's salary. Each Performance Unit granted has a target value of $1,000 assuming the Company's total shareholder return result is in the 60th percentile of peer group companies. The actual value of each Performance Unit depends on the Company's performance over a period of three fiscal years, beginning on the effective date of the award. In fiscal year 1995, the Company granted Performance Units to the named executive officers as follows: Mr. Kelly, 162 Units; Mr. Sasen, 58 Units; Mr. Smith, 45 Units; Mr. Dell, 33 Units; and Mr. Alvarez 17 Units. These Performance Units have the same threshold, target and maximum values as described below.
(2) The threshold amounts shown are based upon the Company achieving a total shareholder return result in the 50th percentile of peer group companies, at which point each Unit granted will have a value of $500.
(3) The target amounts shown are based upon the Company achieving a total shareholder return result in the 60th percentile of peer group companies, at which point each Unit granted will have a value of $1,000.
(4) The maximum amounts shown are based upon the Company achieving a total shareholder return result in the 90th percentile or greater of peer group companies, at which point each Unit granted will have a value of three times the target value, or $3,000.

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Common Stock to the Nasdaq National Market Composite index and a line-of-business index of selected peer companies assuming $100 was invested and all dividends, if any, were reinvested. The graph covers the period from May 5, 1994, the date of the Company's initial public offering, to the Company's fiscal year ended on March 29, 1996. The Company did not pay dividends during the period covered by this graph. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                        PHYSICIAN SALES & SERVICE, INC.


                                   [GRAPH]

                                   PHYSICIAN
      MEASUREMENT PERIOD            SALES &                      NASDAQ STOCK
    (FISCAL YEAR COVERED)        SERVICE, INC.    PEER GROUP      MARKET - US
    5/5/94                       100             100             100
    3/30/95                      231             135             112
    3/29/96                      535             185             152

- ---------------

(1) Comprised of Baxter International, Inc., Bergen Brunswig
     Corporation -- Class A, Cardinal Health, Inc., Gulf South Medical Supply, Inc., MicroBioMedics, Inc., Moore Medical Corporation, Owens & Minor, Incorporated, Patterson Dental Company and Sullivan Dental Products, Inc.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of its named executive officers, which include the terms described below:

     Term. Mr. Kelly's employment agreement is for an initial period of five years expiring June 1, 1997, and is automatically renewable for additional five year terms. The other executive officers' employment agreements are for terms of two years and are automatically renewable for additional two year terms.

     Covenants not to compete. Each executive officer has agreed not to compete with the Company for a period of 18 months following the termination of his employment within the territory in which the Company is then operating.

     The covenants not to compete are not valid upon the occurrence of certain events. In Mr. Kelly's employment agreement, such events include either Mr. Kelly not being re-elected to or resigning his position as a director of the Company or the acquisition of a voting majority of the issued and outstanding capital stock of the Company by an outside entity. In the other executive officers' employment agreements, such events include, in addition to those set forth in the previous sentence, Mr. Kelly no longer being employed by or resigning his employment with the Company or, following Mr. Kelly's death or disability, Fred Elefant being removed as a director of the Company.

     Termination. Each employment agreement includes several provisions requiring the Company to make certain payments upon the occurrence of certain events.

     Following Mr. Kelly's termination by the Company for any reason except for good cause or if Mr. Kelly resigns from the Company for good cause, the Company is required to pay Mr. Kelly's full salary for 24 months following such termination or resignation, and to provide Mr. Kelly with insurance coverage during that period. In addition, the Company is required to repurchase up to 50% of the Common Stock owned by Mr. Kelly at its market value within 30 days of demand by Mr. Kelly at any time during the 24 month period. During that period, Mr. Kelly is entitled to have his shares of Common Stock registered in the event that securities held by any persons who are at such time members of Board of Directors are registered. The other executive officers have similar rights as to payment of salary, provision of insurance benefits, repurchase of up to 20% of their Common Stock and registration of Common Stock for a period of six months.

     Upon a change in control of the Company, if the Company then terminates Mr. Kelly's employment or if Mr. Kelly resigns, the Company is required to pay Mr. Kelly's salary and provide Mr. Kelly with insurance coverage for a period of three years and to repurchase all of Mr. Kelly's Common Stock at its market value upon demand. A change in control of the Company is defined as the resignation, removal or failure to re-elect Mr. Kelly as a director of the Company, or following Mr. Kelly's death or disability, the resignation, removal or failure to re-elect Fred Elefant as a director of the Company. Mr. Kelly is also entitled to reimbursement of up to $100,000 per year for office, secretarial, and related expenses. In this case, Mr. Kelly also has registration rights as described above during such three year period. The other executive officers have similar rights for a period of one year in the event of their termination or resignation following a change in control of the Company.

     If the Company terminates Mr. Kelly for cause, or if Mr. Kelly resigns from the Company without good reason, Mr. Kelly is entitled to receive his salary and full insurance coverage for a period of 12 months or, if earlier, until his employment with another company. The other executive officers have similar rights for a period of three months or, if earlier, until their employment with another company.

     Stock Options. Pursuant to an amendment to his Employment Agreement dated as of January 9, 1993, Mr. Kelly will be granted five consecutive annual options to purchase up to 50,000 shares of Common Stock each at fair market value with a term of five years. Upon the acquisition by any person other than Tullis-Dickerson Capital Focus, L.P., of six percent or more of Common Stock, Mr. Kelly has the right to accelerate the vesting of such options and the Company is obligated to loan Mr. Kelly such funds as he may require to exercise such option and any other options with respect to the Common Stock as Mr. Kelly may then have the right to exercise.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Fred Elefant, a member of the Board of Directors and Secretary of the Company, provides legal services as general counsel to the Company. Fees for such legal services were approximately $136,000 in fiscal year 1996.

     T. O'Neal Douglas, a member of the Board of Directors, is Chairman and CEO of the life insurance company that administers the Company's self-insurance coverage. Administrative fees paid to such company were approximately $484,000 for fiscal year 1996.

                   BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

     The following table reflects the number of shares of Common Stock beneficially owned as of March 29, 1996, by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each director, and (iv) all of the Company's executive officers and directors as a group. Unless otherwise noted, all shares are owned directly with sole voting and dispositive powers.

                                                                           NUMBER OF   PERCENT OF
                                  NAME                                      SHARES      TOTAL(1)
- -------------------------------------------------------------------------  ---------   ----------
Employee Stock Ownership and Savings Plan(2).............................  2,051,873       5.9%
Pilgrim Baxter & Associates, Ltd.(2).....................................  2,853,700       8.3
Patrick C. Kelly(2)(3)...................................................  2,355,088       6.8
John F. Sasen, Sr.(3)....................................................    169,344       *
Frederick E. Dell(3).....................................................    208,203       *
David A. Smith(3)........................................................    168,471       *
Charles E. Alvarez(3)....................................................     49,074       *
Delmer W. Dallas(3)......................................................     77,498       *
T. O'Neal Douglas........................................................     20,000       *
Fred Elefant(3)..........................................................     94,077       *
Delores P. Kesler(3).....................................................      1,500       *
James L.L. Tullis(4).....................................................    263,075       *
William C. Mason.........................................................         --       *
All Executive Officers and Directors as a group (20 persons)(3)..........  3,827,989      11.1

- ---------------
 *  Less than 1%
(1) Based upon 34,528,814 shares of Common Stock outstanding as of March 29,
     1996.
(2) The address for the Employee Stock Ownership and Savings Plan ("ESOP") and Mr. Kelly is 7800 Belfort Parkway, Suite 250, Jacksonville, Florida 32256 and the address for Pilgrim Baxter & Associates, Ltd. is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087-1590. The trustees of the ESOP are Patrick C. Kelly and David A. Smith, both of whom are officers and directors of the Company, who have voting control over the shares of Common Stock held in the ESOP in certain situations.
(3) Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within 60 days of March 29, 1996, as follows: Mr. Kelly, 676,597 shares; Mr. Sasen, 90,282 shares; Mr. Dell, 42,084 shares; Mr. Smith, 46,251 shares; Mr. Alvarez, 9,000 shares; Mr. Dallas, 1,500 shares; Mr. Douglas, 4,500 shares; Mr. Elefant, 15,000 shares; Mr. Tullis, 18,500 shares; and all executive officers and directors as a group, 1,062,597 shares. Also included in such beneficial ownership are shares held for the account of certain individuals by the ESOP as follows: Mr. Kelly, 152,606 shares; Mr. Sasen, 17,196 shares; Mr. Smith, 25,026 shares; Mr. Dell, 95,250 shares; Mr. Alvarez, 9,199 shares; and all executive officers as a group, 326,705 shares.
(4) Includes 187,881 shares owned by Tullis Dickerson Capital Focus, L.P. Mr. Tullis is the general partner of Tullis-Dickerson Partners, the sole general partner of Tullis-Dickerson Capital Focus, L.P.

                             PROPOSALS 2 THROUGH 5

                          RATIFICATION OF ADOPTION OF
              THE AMENDED AND RESTATED 1994 LONG TERM STOCK PLAN,
              AMENDED AND RESTATED 1994 LONG TERM INCENTIVE PLAN,
                             ANNUAL INCENTIVE PLAN
                 AND AMENDED AND RESTATED DIRECTORS' STOCK PLAN

GENERAL

     Performance Based Compensation. Shareholder approval of the Amended and Restated 1994 Long Term Stock Plan, Amended and Restated Long Term Incentive Plan and the Annual Incentive Plan (the "Plans") is being sought in order to preserve the Company's federal income tax deduction for compensation that may be earned under the Plans, in accordance with the requirements of the Omnibus Budget Reconciliation Act of 1993 ("OBRA") and Section 162(m) of the Internal Revenue Code ("Code").

     Under the Code, a publicly held company is not entitled to a tax deduction for compensation in excess of $1.0 million paid to the chief executive officer and each of the next four most highly compensated executives employed by the Company on the last day of the relevant fiscal year. Generally, these would be the same officers named each year in the Summary Compensation Table in the Proxy Statement. One exception to this general rule is for "qualified performance-based compensation." In order for compensation to qualify as performance-based the following conditions must be met: (i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals, (ii) the performance goals must be established in a timely manner by a compensation committee comprising solely of two or more outside directors, (iii) the material terms of the performance goals must be disclosed to and approved by the shareholders, and (iv) the Compensation Committee must certify in writing prior to payment of the compensation (other than stock option exercises) that the performance goals and any other material terms were in fact satisfied.

     While no Company executive's annual compensation has ever approached $1.0 million, the Board of Directors has decided to seek shareholder approval for three specific compensation plans that provide performance based compensation to senior executives. The three plans are:

          1. The Amended and Restated 1994 Long Term Stock Plan ("Long Term Stock Plan") which provides for grants of nonqualified stock options and restricted stock;

          2. The Amended and Restated 1994 Long Term Incentive Plan ("Long Term Incentive Plan") which provides for grants of contingent units convertible to cash based upon the Company's total shareholder return on a comparative basis and for grants of non-qualified stock options and restricted stock; and

          3. The Annual Incentive Plan which provides for annual performance based cash payments.

     Set forth below is a description of these plans to the extent required in order to qualify them as performance based and thus deductible as compensation expense irrespective of whether they individually or in the aggregate result in an executive receiving more than $1.0 million as remuneration in any given taxable year.

     Amendment of Plans. The Board of Directors has approved (i) the amendment and restatement of the 1994 Long Term Incentive Plan to reserve for the issuance thereunder of 2,190,000 shares of Common Stock to be acquired pursuant to the exercise of nonqualified stock options and grants of restricted stock, provided that no more than 200,000 shares of Common Stock may be granted to any individual per year, (ii) the amendment and restatement of the 1994 Long Term Stock Plan to increase the maximum number of shares that may be granted to any individual per year from 180,000 to 200,000, and (iii) the amendment and restatement of the Director's Stock Plan which would increase the number of shares reserved for issuance thereunder from 135,000 to 200,000. The Board's approval of the foregoing amendments is subject to shareholder approval and such plans, as amended, are being presented to the holders of the Common Stock at the Annual Meeting for consideration and approval.

     The Company's Compensation Committee has recommended that a minimum of 2.6 million shares be reserved for grants to employees over the next five years in the form of non-qualified stock options or restricted stock to senior management employees, other employees and outside directors, of which not more than ten percent would be used for restricted stock grants. In order to meet this recommendation, the Board of Directors has approved the foregoing amendments to the Long Term Incentive Plan, Long Term Stock Plan and Directors' Stock Plan.

     In 1994, the Company adopted a Compensation Strategy which states in part that a primary goal of the compensation program is to motivate employees to act in the best interests of shareholders by providing incentive opportunities to be earned through performance on direct and indirect measures of long-term shareholder value creation. In the two years since, the Company's total shareholder return has increased by more than 1100%. This historical performance success places the Company at the 99th percentile among all Nasdaq listed companies on a total shareholder return basis over the same time frame. The Board of Directors believes that a substantial use of stock for compensation purposes will result in continued superior returns to the Company's shareholders.

     The anticipated 2.6 million shares to be granted over the next five years represents 7.5% of the Company's currently outstanding shares and 1.5% of the outstanding shares on a per year basis over the next five years. The Board of Directors is aware of various institutional investor guidelines as to what is deemed to be reasonable share authorization requests for stock compensation purposes. The Board of Directors believes the requested shares are well within the bounds of reasonableness.

LONG TERM STOCK PLAN

     The Long Term Stock Plan provides for grants of stock options to employees of the Company. The plan is administered by the Compensation Committee composed of two or more outside directors and is limited to the granting of stock options at no less than the fair market value of a share at its time of grant. The plan provides for a ten year exercise period from date of grant with Shares granted exercisable after at least one year or as otherwise determined by the Compensation Committee at their time of grant.

     A total of 2,190,000 shares of Common Stock have been reserved for issuance under the Long Term Stock Plan, as adjusted for stock splits, consolidations or other changes in capitalization. The Long Term Stock Plan is primarily composed of non-qualified stock options to be granted to a broad group of managers, and restricted stock which can be granted to any employee. As of March 29, 1996, non-qualified options to purchase 615,000 shares of Common Stock were outstanding under the Long Term Stock Plan and 1,537,500 shares of Common Stock were available for issuance under the plan. As of March 29, 1996, no restricted stock had been granted under the Long Term Stock Plan.

     In order to determine the number of option shares to be granted to an individual, the Black Scholes method of assigning a present value to a PSS stock option is utilized. This then is applied to a targeted grant value as a percent of salary wherein the position's impact on longer term results is a primary consideration. Subject to shareholder approval, the maximum number of shares granted to an individual will not exceed 200,000 per year which is more than that has ever been granted to any individual in the past.

     The exercise price of options granted under the plan may be no less than the fair market value (generally the average of the high and low sales price) of the Common Stock on the date of grant. Upon a change in control (as defined in the plan), all options will become immediately exercisable and all restrictions on restricted stock shall lapse. The plan may be amended from time to time without shareholder approval; provided, however, that shareholder approval is required to increase the number of shares reserved for issuance under the plan, to change the class of eligible employees or to take any action that would cause the plan to no longer comply with the federal securities laws or certain other state or federal statutory or regulatory requirements. In addition, the employee's consent is required to adversely alter the terms of any outstanding grant.

     The following table presents information regarding options granted under the Long Term Stock Plan to certain individuals and groups during fiscal year 1996.

                                                                                            EXERCISE PRICE
                                                                                NUMBER OF    PER SHARE AT
         NAME                                  POSITION                          OPTIONS    TIME OF GRANT
- -----------------------  -----------------------------------------------------  ---------   --------------
Patrick C. Kelly.......  Chairman of the Board and Chief Executive Officer       140,000       $ 22.125
John F. Sasen, Sr......  President and Chief Operating Officer                        --             --
David A. Smith.........  Executive Vice President and Chief Financial
                           Officer..............................................      --             --
Frederick E. Dell......  Senior Vice President -- Southern Region                     --             --
Charles E. Alvarez.....  Vice President -- Eastern Region                          9,000         14.875
All current executive officers as a group.....................................   149,000
All other employees...........................................................   343,300
All current non-executive directors as a group................................       N/A
          Total...............................................................   492,300

     Attached as Exhibit 1 hereto is the full text of the Long Term Stock Plan. The foregoing description of the Long Term Stock Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan itself.

LONG TERM INCENTIVE PLAN

     The Long Term Incentive Plan is administered by the Compensation Committee which is composed of two or more outside directors. Eligible employees include the CEO and all other officers of the Company (approximately 20 persons). Award opportunities are expressed as contingent units and the number granted to each eligible employee is based upon his or her respective level of responsibility within the Company.

     The value of granted contingent units is based upon the attainment of three year Total Shareholder Return (TSR) performance goals relative to companies comprising the Nasdaq Composite Index. Within the first quarter of each three year performance period the Compensation Committee will establish threshold, target, and maximum levels of performance expressed as percentile rankings relative to the Nasdaq companies. These levels are currently set as follows:

                          TOTAL SHAREHOLDER RETURN RANK                        CONTINGENT
                             AMONG NASDAQ COMPANIES                            UNIT VALUE
    -------------------------------------------------------------------------  -----------
    50th.....................................................................    $   500
    55.......................................................................        750
    60.......................................................................      1,000
    65.......................................................................      1,300
    70.......................................................................      1,600
    75.......................................................................      1,950
    80.......................................................................      2,300
    85.......................................................................      2,650
    90+......................................................................      3,000

No award will be payable if the Company's TSR is below the 50th percentile.

     The maximum amount payable under the plan to a participant may not exceed $1.0 million per each three year performance period. Because a new performance period commences each year, the annual maximum payment is therefore limited to $1.0 million, which is a significant multiple of any past or anticipated individual award. No discretionary adjustments can be made to either: (1) the value of contingent units, or (2) the number of units granted to any individual during or at the conclusion of any given three year performance period. The Compensation Committee shall certify in writing, prior to payment that the performance goals and any other material terms were in fact satisfied.

     The following table presents information regarding Units granted under the Long Term Incentive Plan to certain individuals and groups during fiscal year 1996.

                                                                                       ESTIMATED
                                                                                         DOLLAR
                                                                                         VALUE
                                                                           NUMBER OF   AT MAXIMUM
            NAME                               POSITION                      UNITS      LEVEL(1)
- ----------------------------  -------------------------------------------  ---------   ----------
Patrick C. Kelly............  Chairman of the Board and Chief Executive        180      $540,000
                                Officer
John F. Sasen, Sr...........  President and Chief Operating Officer             70       210,000
David A. Smith..............  Executive Vice President and Chief                48       144,000
                                Financial Officer
Frederick E. Dell...........  Senior Vice President -- Southern Region          35       105,000
Charles E. Alvarez..........  Vice President -- Eastern Region                  20        60,000
All current executive officers as a group................................      353
All other employees......................................................      229
All current non-executive directors as a group...........................      N/A
          Total..........................................................      582

- ---------------

(1) See Executive Officer Compensation for a description of the estimated dollar values of the Performance Units at the Threshold and Target levels.

     Subject to shareholder approval, the plan also provides for nonqualified stock options or restricted stock to be granted at the full discretion of the Compensation Committee of the Board of Directors. The exercise price of options granted under this plan may be no less than the fair market value of the Company's common stock on the date of grant. The aggregate number of shares of common stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued, may not exceed 2,190,000 shares. As of March 29, 1996, non-qualified options to purchase 318,237 shares of Common Stock were outstanding under the Long Term Incentive Plan.

     The following table presents information regarding options granted under the Long Term Incentive Plan to certain individuals and groups during fiscal year 1996.

                                                                                      EXERCISE PRICE
                                                                          NUMBER OF    PER SHARE AT
            NAME                               POSITION                    OPTIONS    TIME OF GRANT
- ----------------------------  ------------------------------------------  ---------   --------------
Patrick C. Kelly............  Chairman of the Board and Chief Executive    150,462       $ 14.875
                                Officer
John F. Sasen, Sr...........  President and Chief Operating Officer         54,282         14.875
David A. Smith..............  Executive Vice President and Chief            31,251         14.875
                                Financial Officer
Frederick E. Dell...........  Senior Vice President -- Southern Region      21,084         14.875
Charles E. Alvarez..........  Vice President -- Eastern Region                  --             --
All current executive officers as a group...............................   257,079
All other employees.....................................................    93,564
All current non-executive directors as a group..........................       N/A
          Total.........................................................   350,643

     Attached as Exhibit 2 hereto is the full text of the Long Term Incentive Plan. The foregoing description of the Long Term Incentive Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan itself.

ANNUAL INCENTIVE PLAN

     The Annual Incentive Plan is administered by the Compensation Committee composed of two or more outside directors. Eligible employees include the Chief Executive Officer and all other officers of the Company (approximately 20 persons). Award opportunities are expressed as a percent of salary, the highest of which pertains to the Chief Executive Officer position. At a target performance result the Chief Executive Officer can receive a bonus payment of 40% of his or her present salary and at a maximum performance result the Chief Executive Officer can receive a bonus payment of 60% of his or her present salary. Because Section 162(m) of the Code requires a stated maximum award (either as a dollar amount or as a percent of the total amount funded) the maximum annual payment to any individual under this plan is limited to $1.0 million, which is a significant multiple of any past or anticipated individual award.

     The profit target is established at the beginning of each fiscal year based on a business plan reviewed and approved by the Compensation Committee. The Compensation Committee may increase or decrease funded incentives by as much as 25% based upon the achievement of key strategic milestones established at the beginning of the year. While corporate staff (other than the Chief Executive Officer) have up to 20% of their incentive opportunity based upon an assessment of their individual contribution to PSS's profit results, the application of any such discretion will not result in an aggregate incentive expenditure in excess of the amount generated by the pre-established funding formula. The Compensation Committee shall certify in writing prior to payment of the compensation that the performance goals and any other material terms were in fact satisfied.

     The following table presents information regarding awards granted under the Annual Incentive Plan to certain individuals and groups during fiscal year 1996.

                                                                                    DOLLAR VALUE
                  NAME                                    POSITION                    OF AWARD
- ----------------------------------------  ----------------------------------------  ------------
Patrick C. Kelly........................  Chairman of the Board and Chief             $154,800
                                            Executive Officer
John F. Sasen, Sr.......................  President and Chief Operating Officer         69,300
David A. Smith..........................  Executive Vice President and Chief            47,850
                                            Financial Officer
Frederick E. Dell.......................  Senior Vice President -- Southern Region      15,660
Charles E. Alvarez......................  Vice President -- Eastern Region              46,539
All current executive officers as a group.........................................     334,149
All other officers................................................................      27,213
All current non-executive directors as a group....................................         N/A
                                                                                      --------
          Total...................................................................    $361,362
                                                                                      ========

AMENDED AND RESTATED DIRECTORS' STOCK PLAN

     In March 1994, the Company adopted the Directors' Stock Plan which provides for grants of non-qualified stock options and restricted stock to non-employee directors (currently six persons). Under the plan, non-employee directors receive an annual grant of non-qualified stock options to purchase 1,500 shares of common stock. The exercise price of options granted under this plan may be no less than fair market value of the Company's common stock on the date of grant. During fiscal year 1996, an aggregate of 22,500 shares of Company common stock was issued to all non-executive directors as a group, all with an exercise price of $14.75 per share. Each non-employee director receives a grant of 1,500 restricted shares per remaining term year on the Board. To date 7,500 restricted shares have been issued under this plan. Upon a change in control (as defined in the plan), all options will become immediately exercisable and all restrictions on restricted stock shall lapse. The plan may be amended from time to time by the Board of Directors unless shareholder or regulatory approval is required by law or regulation.

     A total of 135,000 shares of the Company's common stock was reserved under the Directors' Stock Plan, which the Board of Directors has authorized and recommended be increased to a total of 200,000 shares of common stock, subject to shareholder approval.

     Attached as Exhibit 3 hereto is the full text of the Amended and Restated Directors' Stock Plan. The foregoing description of the Amended and Restated Directors' Stock Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan itself.

TAX CONSEQUENCES

     The following description of the tax consequences of awards under the Plans is based on present federal tax laws, and does not purport to be a complete description of the tax consequences of the Plans.

     Under present law, the optionee of a nonqualified stock option realizes no taxable income upon the grant of such option, but upon the exercise of such option the optionee will realize taxable income equal to the difference between the market value of the stock received at the time of exercise and the amount paid for the stock. Under present law, the Company is permitted to consider the income realized by the optionee at the time of exercise of a nonqualified stock option as a tax deductible expense.

     The grant of a performance unit award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such award, the grantee will recognize ordinary income equal to the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount.

     An award of restricted shares of Common Stock will not result in income for the grantee or in a tax deduction for the Company until such times as the shares are no longer subject to forfeiture unless the grantee elects otherwise. At that time, the grantee generally will recognize ordinary income equal to the fair market value of the shares less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount.

VOTE REQUIRED

     The affirmative vote of a majority of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting is required to ratify the adoption of each of the Long Term Stock Plan, Long Term Incentive Plan, Annual Incentive Plan and Amended and Restated Directors' Stock Plan. The vote shall be counted as described in the Introduction to this Proxy Statement. The Company's compensation strategy calls for an alignment of shareholder and employee interests. The Board of Directors believes this is best accomplished through the use of stock related forms of compensation and recommends approval of the plans and the amendments thereto.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE ADOPTION OF EACH OF THE AMENDED AND RESTATED 1994 LONG TERM STOCK PLAN, AMENDED AND RESTATED 1994 LONG TERM INCENTIVE PLAN, THE ANNUAL INCENTIVE PLAN AND AMENDED AND RESTATED DIRECTORS' STOCK PLAN.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP, independent certified public accountants, as the Company's auditors for the fiscal year ending March 28, 1997. Representatives of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

                             SHAREHOLDER PROPOSALS

     Shareholders who wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting should deliver a written copy of their proposal to the Company no later than February 6, 1997. Proposals should be directed to the Chief Financial Officer, Physician Sales & Service, Inc., 7800 Belfort Parkway, Suite 250, Jacksonville, Florida 32256.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of the nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Company.

     Based solely on a review of the reports provided to the Company by the above referenced persons, the Company believes that as of the date of this Proxy Statement all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were properly and timely complied with, except for Messrs. Elefant and Dallas.

MISCELLANEOUS

     Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in their sole discretion on such matters.

                                                                       EXHIBIT 1

                        PHYSICIAN SALES & SERVICE, INC.
                              AMENDED AND RESTATED
                           1994 LONG TERM STOCK PLAN

                                   I. GENERAL

1.1 PURPOSE OF THE PLAN

     The purpose of the Amended and Restated 1994 Long-Term Stock Plan (the "Plan") of Physician Sales & Service, Inc. (the "Company") is to provide an incentive, in the form of a proprietary shareholder interest in the Company, to employees of the Company and/or its subsidiaries, to increase their interest in the Company's welfare, and to assist the Company and its subsidiaries in attracting and retaining employees.

1.2 ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee or its successor (the "Committee") of the Board of Directors of the Company (the "Board") which shall consist solely of two or more directors meeting the definition of disinterested person under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan: (a) to determine individuals to whom and the time or times at which options or restricted stock shall be granted and exercised and the number of shares and exercise price, if any, of the common stock of the Company ("Common Stock") covered by each option or grant of restricted stock; (b) to determine the terms of the option or restricted stock agreements, which need not be identical, including, without limitation, terms covering vesting, exercise dates, if any, and exercise prices, if any; (c) to decide all questions of fact arising in the application of the Plan; and (d) to administer and interpret the Plan in all respects. All determinations made by the Committee shall be final and conclusive.

     The Committee shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company, to designate the eligible employees, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. No such designation by the Committee shall be effective as a grant of an award under the Plan until approved by the Board; provided, however, that the Board may empower the Committee to grant such awards without approval by the Board. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3 ELIGIBLE PARTICIPANTS

     Employees of the Company and the Company's subsidiaries shall be eligible to participate in the Plan (any employee receiving an award under this Plan hereinafter referred to as a "Participant"). The terms "subsidiary" or "subsidiaries" shall mean any corporation now existing or hereafter organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company, if, at the time of option grant, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.4 GRANTS

     Grants under the Plan may be stock options (as described in Section II) or restricted stock (as described in Section III).

1.5 OTHER COMPENSATION PROGRAMS

     The adoption of the Plan contemplates the continuation of any existing incentive compensation plan(s) of the Company and in no way limits or is limited by the operation, administration or amendment of any such plan(s). The existence and terms of the Plan shall not limit the authority of the Board in compensating employees of the Company in such other forms and amounts as it may determine from time to time.

1.6 LIMITATIONS ON GRANTS

     The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed 2,190,000 shares, and such shares hereby are reserved for such purpose. The maximum number of shares of Common Stock that may be subject to grants under the Plan to a Participant may not exceed 200,000 shares of Common Stock per fiscal year of the Company. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

     Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

1.7 DEFINITIONS

     The following definitions shall apply to the Plan:

          (a) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

          (b) "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith.

          (c) "Retirement" shall have the meaning provided in the Company's applicable retirement plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

                               II. STOCK OPTIONS

2.1 TYPES OF OPTIONS

     Options granted under the Plan shall, at the time of grant, provide that they will not be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.2 TERMS AND CONDITIONS OF OPTIONS

     Subject to the following provisions, all options granted under the Plan shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine, provided such terms and conditions are clearly designated at the time of grant.

2.3 EXERCISE PRICE

     The exercise price per share shall be at least the Fair Market Value of the Common Stock on the date such option is granted.

2.4 TERM OF OPTIONS

     Any option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the Committee at the time of grant. Subject to Sections 2.8, 2.9 and 2.11 hereof and the stock option agreement governing the grant of the options under the Plan, which may contemplate vesting of exercise rights, options may be exercised in whole or in one or more parts throughout such term. All rights to exercise an option shall expire at the end of the designated term.

2.5 PAYMENT

     Payment for shares for which an option is exercised shall be made in full to the Corporation in such manner and at such time or times as shall be provided by the Committee at the time of grant in either (i) cash or its equivalent or
(ii) by tendering shares of previously acquired Common Stock having a Fair Market Value equal to the exercise price or (iii) by a combination of (i) and
(ii). The proceeds from such payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

2.6 VESTING OF OPTIONS

     Options shall be exercisable in whole or in part after completion of such periods of service or achievement of such conditions as the Committee shall specify when granting the options; provided however, that in the absence of a Committee specification to the contrary and subject to Sections 2.8, 2.9 and 2.11, such option shall become fully exercisable five (5) years from the date of grant.

2.7 NOTICE OF EXERCISE

     When exercisable pursuant to the terms of the governing stock option agreement, options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 4.8) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, (c) including a Tax Election, if applicable, in accordance with Section 4.7, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

2.8 TERMINATION OF EMPLOYMENT

     Except as otherwise provided in this Section 2.8, if a Participant ceases being an employee of the Company or any subsidiary for any reason, including, without limitation, Retirement, discharge, layoff or any other voluntary or involuntary termination of a Participant's employment (a "Termination"), the unexercisable portion of the option granted hereunder shall immediately terminate and be null and void, and the unexercised portion of any outstanding and exercisable options granted hereunder to such Participant shall terminate and be null and void for all purposes, after three (3) months have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of Termination. Upon a Termination as a result of death or Disability, any outstanding options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such termination; provided, however, that in no event shall the period extend beyond the expiration of the option term. Transfer of employment among the Company and any subsidiaries of the Company shall not be deemed to be a Termination.

2.9 LIMITATION OF EXERCISE PERIODS

     The Committee may limit the time periods within which an option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

2.10 STOCK OPTION AGREEMENT

     Each option granted under the Plan shall be evidenced by an individual stock option agreement which shall be executed by the Company and each Participant. The agreement shall contain such terms and provisions, not inconsistent with the terms of the Plan, as shall be determined by the Committee, including: (a) the number of shares a Participant may acquire pursuant to the option granted and the exercise price per share; (b) any conditions affecting the exercise of the option; (c) the procedure for exercising the option granted; (d) a clear designation of whether the exercise of the option granted thereby is subject to vesting; (e) representations and warranties of Participant regarding the acquisition of shares for investment purposes; and (f) such provisions as the Committee, upon advice of counsel to the Company, shall deem necessary or appropriate to comply with the requirements of applicable laws. In the event there shall be any discrepancy or inconsistency between the terms of the Plan and any term or provision contained in a stock option agreement, the terms of the Plan, as interpreted by the Committee, shall govern.

2.11 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then any outstanding option shall immediately become exercisable with respect to all shares subject to such option on the date such Change in Control occurred.

                             III. RESTRICTED STOCK

3.1 TERMS AND CONDITIONS OF AWARDS

     The Committee may grant shares of stock subject to the restrictions described in Section 3.2 ("Restricted Stock") under a restricted stock agreement, without payment by the Participant for such Restricted Stock. Such agreement shall specify the number of shares granted and the conditions and terms of the grant. Restricted Stock, with restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and deposited with a trust administered by the Committee (and subject to the claims of the Company's creditors) during the restriction period.

3.2 RESTRICTIONS

     Until the restrictions have lapsed in accordance with Section 3.3, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such Restricted Stock to provide appropriate notice of such restrictions.

3.3 PERIOD OF RESTRICTION

     Subject to Section 3.6, the restrictions set forth in Section 3.2 shall lapse and such shares shall be freely transferable upon completion of such periods of service or achievement of such conditions as the Committee shall specify in an individual Restricted Stock Agreement between the Company and the Participant when granting the shares of Restricted Stock.

3.4 TERMINATION OF EMPLOYMENT

     If a Participant's employment is terminated prior to the lapsing of the restrictions in accordance with Section 3.3 as a result of death, Retirement or Disability, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of such death, Disability or Retirement. If any Participant's employment is terminated prior to the lapsing of restrictions in accordance with Section 3.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

3.5 RIGHTS AS SHAREHOLDER

     Prior to the lapsing of restrictions in accordance with Section 3.3, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are held by the Participant. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

3.6 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then all restrictions on shares of Restricted Stock shall immediately lapse on the date such Change in Control occurred.

3.7 SECTION 83(B) ELECTION

     Participants shall not be permitted to make an election under Section 83(b) or any successor provision of the Code with respect to shares of Restricted Stock granted under the Plan.

                             IV. GENERAL PROVISIONS

4.1 GENERAL RESTRICTIONS

     Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.2 ADJUSTMENTS FOR CERTAIN CORPORATE EVENTS

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, exercise price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

4.3 AMENDMENTS

     The Board may discontinue the Plan at any time and may amend it from time to time, but no amendment, without approval by shareholders, may (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 4.2 hereof, (b) change the class of employees of the Company to whom grants may be granted, or (c) cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act or any other federal or state statutory or regulatory requirements.

4.4 MODIFICATION, SUBSTITUTION OR CANCELLATION OF GRANTS

     Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent.

4.5 SHARES SUBJECT TO THE PLAN

     Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired, in open market, in private transactions or otherwise, by the Company for use in the Plan, as shall be determined from time to time by the Committee.

4.6 RIGHTS OF A SHAREHOLDER

     Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

4.7 WITHHOLDING

     The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an option exercise (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes, provided that in respect of a Participant who may be subject to liability under
Section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving a stock option or the grant of restricted stock, (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; (ii) in the case of the exercise of an option
(A) the Participant makes the Tax Election at least six (6) months after the date the option was granted, (B) the option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (the "Window Period") and (C) the Tax Election is made during the Window Period in which the option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or
(iii) in the case of a Taxable Event relating to the payment of an award, (A) the Participant makes the Tax Election at least six (6) months after the date of grant and (B) the Tax Election is made (1) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs or (2) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 4.7 as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

4.8 NONASSIGNABILITY

     Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant, by the guardian or legal representative of such Participant or pursuant to a QDRO.

4.9 NONUNIFORM DETERMINATIONS

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

4.10 NO GUARANTEE OF EMPLOYMENT

     Neither grants under the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain the Participant for any period of time or at any particular rate of compensation.

4.11 EFFECTIVE DATE; DURATION

     The Plan shall become effective as of the date the Company is first admitted to trading on the NASDAQ, subject to approval by shareholders. No grant may be given under the Plan after May 31, 2000, but grants theretofore granted may extend beyond such date.

4.12 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all options shall become fully exercisable and all restrictions on grants of Restricted Stock shall lapse as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

          (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who was the beneficial owner of 25% or more of the Common Stock as of the effective date of the Plan, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

          (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (c) upon the approval by the Company's shareholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock),
     (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company; or

          (d) if the Board or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who exercised a controlling influence as of the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

     4.13 GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

                                                                       EXHIBIT 2

                              AMENDED AND RESTATED
                         1994 LONG TERM INCENTIVE PLAN
                                       OF
                        PHYSICIAN SALES & SERVICE, INC.

                                   I. GENERAL

1.1 PURPOSE OF THE PLAN

     The Amended and Restated 1994 Long Term Incentive Plan (the "Plan") of Physician Sales & Service, Inc. (the "Company") is intended to advance the best interests of the Company by providing key employees who have substantial responsibility for corporate management and growth with additional incentives through the grant of non-qualified stock options, restricted stock and awards based upon total shareholder return, thereby increasing the personal stake of such key employees in the continued success and growth of the Company and encouraging them to remain in the employ of the Company.

1.2 ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee or its successor (the "Committee") of the Board of Directors of the Company (the "Board"). Members of the Committee are not eligible to participate in the Plan.

     The Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

     The Committee shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company, to designate the eligible employees, if any, to be granted awards under the Plan and the type and amount of such awards and the time when awards will be granted. No such designation by the Committee shall be effective as a grant of an award under the Plan until approved by the Board; provided, however, that the Board may empower the Committee to grant such awards without approval by the Board. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3 ELIGIBLE PARTICIPANTS

     Key employees, including officers of the Company and the Company's subsidiaries, shall be eligible to participate in the Plan (any employee receiving an award under the Plan hereinafter referred to as a "Participant"). Directors who are not employees of the Company shall not be eligible to participate in the Plan.

1.4 GRANTS UNDER THE PLAN

     Grants under the Plan may be stock options (as described in Section II) or restricted stock (as described in Section III) or Performance Units (as described in Section IV).

1.5 OTHER COMPENSATION PROGRAM

     The adoption of the Plan contemplates the continuation of any existing incentive compensation plan(s) of the Company and in no way limits or is limited by the operation, administration or amendment of any such plan(s). The existence and terms of the Plan shall not limit the authority of the Board in compensating employees of the Company in such other forms and amounts as it may determine from time to time.

1.6 LIMITATIONS ON GRANTS

     The maximum amount payable under a Performance Unit to a Participant may not exceed $1 million per fiscal year of the Company. The aggregate number of shares of Common Stock, including shares reserved for issuance pursuant to the exercise of options, which may be granted or issued under the terms of the Plan, may not exceed 2,190,000 shares, and such shares hereby are reserved for such purpose. The maximum number of shares of Common Stock that may be subject to grants under the Plan to a Participant may not exceed 200,000 shares of Common Stock per fiscal year of the Company. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

     Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

1.7 DEFINITIONS

     The following definitions apply with respect to Article II:

          (a) "Common Stock" shall mean the common stock of the Company, $.0l par value.

          (b) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled as determined by a physician mutually acceptable to the Participant and the Company before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

          (c) "Fair Market Value" means the average of the high and low sales prices of the shares of the Common Stock or other equity security on such date on the National Association of Securities Dealers Automated Quotation System (the "NASDAQ") or on a principal national securities exchange.

          (d) "Performance Period" means the period of time set forth in the Participant's Performance Unit Agreement.

          (e) "Retirement" shall have the meaning provided in the Company's applicable retirement plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.

          (f) "Total Shareholder Return" or "TSR" means the percentage by which the ending per share price of the Common Stock or other equity security (determined as the Fair Market Value as of the last date of the applicable Performance Period, as adjusted for any stock split or other recapitalization) plus reinvested dividends exceeds the beginning per share price of the Common Stock or other equity security (determined as the Fair Market Value as of the first date of the applicable Performance Period).

                               II. STOCK OPTIONS

2.1 TYPES OF OPTIONS

     Options granted under the Plan shall, at the time of grant, provide that they will not be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.2 TERMS AND CONDITIONS OF OPTIONS

     Subject to the following provisions, all options granted under the Plan shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine, provided such terms and conditions are clearly designated at the time of grant.

2.3 EXERCISE PRICE

     The exercise price per share shall be at least the Fair Market Value of the Common Stock on the date such option is granted.

2.4 TERM OF OPTIONS

     Any option granted under the Plan may be exercised no later than ten (10) years from the date of grant or such shorter period of time as designated by the Committee at the time of grant. Subject to Sections 2.8, 2.9 and 2.11 hereof and the stock option agreement governing the grant of the options under the Plan, which may contemplate vesting of exercise rights, options may be exercised in whole or in one or more parts throughout such term. All rights to exercise an option shall expire at the end of the designated term.

2.5 PAYMENT

     Payment for shares for which an option is exercised shall be made in full to the Corporation in such manner and at such time or times as shall be provided by the Committee at the time of grant in either (i) cash or its equivalent or
(ii) by tendering shares of previously acquired Common Stock having a Fair Market Value equal to the exercise price or (iii) by a combination of (i) and
(ii). The proceeds from such payment shall be added to the general funds of the Corporation and shall be used for general corporate purposes.

2.6 VESTING OF OPTIONS

     Options shall be exercisable in whole or in part after completion of such periods of service or achievement of such conditions as the Committee shall specify when granting the options; provided however, that in the absence of a Committee specification to the contrary and subject to Sections 2.8, 2.9 and 2.11, such option shall become fully exercisable five (5) years from the date of grant.

2.7 NOTICE OF EXERCISE

     When exercisable pursuant to the terms of the governing stock option agreement, options granted under the Plan shall be exercised by the Participant (or by other authorized persons in accordance with Section 5.9) as to all or part of the shares subject to the option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) indicating the method of payment of the exercise price or including a check payable to the Company in an amount equal to the full exercise price of the number of shares being purchased, (c) including a Tax Election, if applicable, in accordance with Section 5.8, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

2.8 TERMINATION OF EMPLOYMENT

     Except as otherwise provided in this Section 2.8, if a Participant ceases being an employee of the Company or any subsidiary for any reason, including, without limitation, Retirement, discharge, layoff or any other voluntary or involuntary termination of a Participant's employment (a "Termination"), the unexercisable portion of the option granted hereunder shall immediately terminate and be null and void, and the unexercised portion of any outstanding and exercisable options granted hereunder to such Participant shall terminate and be null and void for all purposes, after three (3) months have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of Termination. Upon a Termination as a result of death or Disability, any outstanding options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such termination; provided, however, that in no event shall the period extend beyond the expiration of the option term. Transfer of employment among the Company and any subsidiaries of the Company shall not be deemed to be a Termination.

2.9 LIMITATION OF EXERCISE PERIODS

     The Committee may limit the time periods within which an option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

2.10 STOCK OPTION AGREEMENT

     Each option granted under the Plan shall be evidenced by an individual stock option agreement which shall be executed by the Company and each Participant. The agreement shall contain such terms and provisions, not inconsistent with the terms of the Plan, as shall be determined by the Committee, including: (a) the number of shares a Participant may acquire pursuant to the option granted and the exercise price per share; (b) any conditions affecting the exercise of the option; (c) the procedure for exercising the option granted; (d) a clear designation of whether the exercise of the option granted thereby is subject to vesting; (e) representations and warranties of Participant regarding the acquisition of shares for investment purposes; and (f) such provisions as the Committee, upon advice of counsel to the Company, shall deem necessary or appropriate to comply with the requirements of applicable laws. In the event there shall be any discrepancy or inconsistency between the terms of the Plan and any term or provision contained in a stock option agreement, the terms of the Plan, as interpreted by the Committee, shall govern.

2.11 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then any outstanding option shall immediately become exercisable with respect to all shares subject to such option on the date such Change in Control occurred.

                             III. RESTRICTED STOCK

3.1 TERMS AND CONDITIONS OF AWARDS

     The Committee may grant shares of stock subject to the restrictions described in Section 3.2 ("Restricted Stock") under a restricted stock agreement, without payment by the Participant for such Restricted Stock. Such agreement shall specify the number of shares granted and the conditions and terms of the grant. Restricted Stock, with restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and deposited with a trust administered by the Committee (and subject to the claims of the Company's creditors) during the restriction period.

3.2 RESTRICTIONS

     Until the restrictions have lapsed in accordance with Section 3.3, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The

Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such Restricted Stock to provide appropriate notice of such restrictions.

3.3 PERIOD OF RESTRICTION

     Subject to Section 3.6, the restrictions set forth in Section 3.2 shall lapse and such shares shall be freely transferable upon completion of such periods of service or achievement of such conditions as the Committee shall specify in an individual Restricted Stock Agreement between the Company and the Participant when granting the shares of Restricted Stock.

3.4 TERMINATION OF EMPLOYMENT

     If a Participant's employment is terminated prior to the lapsing of the restrictions in accordance with Section 3.3 as a result of death, Retirement or Disability, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of such death, Disability or Retirement. If any Participant's employment is terminated prior to the lapsing of restrictions in accordance with Section 3.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

3.5 RIGHTS AS SHAREHOLDER

     Prior to the lapsing of restrictions in accordance with Section 3.3, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are held by the Participant. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

3.6 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then all restrictions on shares of Restricted Stock shall immediately lapse on the date such Change in Control occurred.

3.7 SECTION 83(B) ELECTION

     Participants shall not be permitted to make an election under Section 83(b) or any successor provision of the Code with respect to shares of Restricted Stock granted under the Plan.

                             IV. PERFORMANCE UNITS

4.1 TERMS AND CONDITIONS OF GRANTS

     (a) Each Participant shall be eligible for a performance award (a "Performance Unit") determined in accordance with the table set forth in Section 4.1(b) and based on the Company's percentile rank among the companies comprising the NASDAQ Composite Index (the "NASDAQ Companies") on a TSR basis. The Fair Market Value of the Common Stock as of the first date of the Performance Period will be indexed to 100 so that the Company's accumulated compound shareholder return can be compared to and ranked on a percentile basis among the NASDAQ Companies as provided by Compustat Services, a subsidiary of Standard & Poor's, Inc. or by another reputable source publishing the same information. In the event that the Company is not listed on the NASDAQ, the Company shall be ranked against an equivalent broad-based group of peer companies designated by the Committee in its sole discretion as such TSR information is published by a reputable source. The Committee shall establish a percentage of each Participant's annual base salary as of the last day of any Performance Period as a "Target Award." An agreement with respect to a particular Performance Unit granted to a Participant (a "Performance Unit Agreement") shall set forth the Target Award, Performance Period, and the number of Performance Units granted.

     (b) The percentage of the Target Award and cash value of each Performance Unit shall be determined in accordance with the following table:

                                                 TSR PERCENTILE     PERCENT OF
                                                 RANK AMONG THE    TARGET AWARD     PERFORMANCE
                                                NASDAQ COMPANIES     PAYABLE*     UNIT CASH VALUE
                                                ----------------   ------------   ---------------
    Threshold.................................         50                50%          $   500
                                                       55                75               750
    Target....................................         60               100             1,000
                                                       65               130             1,300
                                                       70               160             1,600
                                                       75               195             1,950
                                                       80               230             2,300
                                                       85               265             2,650
    Maximum...................................         90               300%          $ 3,000

- ---------------

* Interpolate between points

     (c) No performance award will be payable if the Company's TSR as a percentile among the NASDAQ Companies or an equivalent group of peer companies is less than the 50th, and the maximum performance award payable is 300% of the Target Award. If the TSR as a percentile among the NASDAQ Companies or an equivalent group of peer companies is not specifically shown in the table in
Section 4.1(b), the Committee shall interpolate between the amounts shown.

4.2 PAYMENT

     Upon the expiration of the Performance Period and the determination of the Committee of the Company's TSR Percentile Rank, the Company shall distribute cash, or registered shares of the Common Stock or a combination thereof, to the Participant equal to the cash value of the Performance Unit as calculated in accordance with Section 4.1(b) using the TSR Percentile Rank determined by the Committee.

4.3 TERMINATION OF EMPLOYMENT

     (a) Retirement, Death or Disability. If a Participant's employment is terminated prior to the end of the Performance Period because of Retirement, death or Disability, the extent to which a Performance Unit shall be deemed to have been earned and payable shall be determined by multiplying (1) the cash value of the Performance Unit as calculated in accordance with Section 4.1(b) using the Company's TSR Percentile Rank as of the date of termination (or if such rank is not available, the date closest to the date of termination for which such rank is available) by (2) a fraction, the numerator of which is the number of full calendar months such Participant was employed during the Performance Period and the denominator of which is the total number of full calendar months in the Performance Period.

     (b) Other Causes. If a Participant's employment terminates for any reason other than because of Retirement, death, Disability, or a Change in Control (as defined in Section 5.13), the Performance Unit and any and all rights to payment under such Performance Unit shall be immediately cancelled and the Performance Unit Agreement with such terminated Participant shall be null and void.

                            V. ADDITIONAL PROVISIONS

5.1 GENERAL RESTRICTIONS

     Each grant of an option or restricted stock under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.2 ADJUSTMENTS FOR CERTAIN CORPORATE EVENTS

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, exercise price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

5.3 NATURE OF PERFORMANCE UNITS

     Performance Units granted under the Plan shall at all times be reflected on the Company's books and records as a general, unsecured and unfunded obligation of the Company, and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply a trust or segregation of assets by the Company.

5.4 AMENDMENTS

     The Board may discontinue the Plan at any time, and may amend it from time to time, as it deems advisable and in the best interests of the Company, but no amendment, without approval by shareholders, may (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 5.2 hereof, (b) change the class of employees of the Company to whom grants may be granted, or (c) cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act or any other federal or state statutory or regulatory requirements.

5.5 MODIFICATION, SUBSTITUTION OR CANCELLATION OF GRANTS

     Subject to the terms of the Plan, the Committee may modify outstanding grants under the Plan or accept the surrender of outstanding grants and make new grants in substitution for them. Notwithstanding the foregoing, no modification of any grant shall adversely alter or impair any rights or obligations of the Participant without the Participant's consent. Any grant under the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof.

5.6 SHARES SUBJECT TO THE PLAN

     Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired, in open market, in private transactions or otherwise, by the Company for use in the Plan, as shall be determined from time to time by the Committee.

5.7 RIGHTS OF A SHAREHOLDER

     Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

5.8 WITHHOLDING

     The Company shall have the right to deduct from any distribution of cash to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld with respect to any grant or distribution under the Plan.

     The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an option exercise (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes, provided that in respect of a Participant who may be subject to liability under Section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving a stock option or the grant of restricted stock, (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; (ii) in the case of the exercise of an option
(A) the Participant makes the Tax Election at least six (6) months after the date the option was granted, (B) the option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (the "Window Period") and (C) the Tax Election is made during the Window Period in which the option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or
(iii) in the case of a Taxable Event relating to the payment of an award, (A) the Participant makes the Tax Election at least six (6) months after the date of grant and (B) the Tax Election is made (1) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs or (2) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 4.7 as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

5.9 NONASSIGNABILITY

     Except as expressly provided in the Plan, no awards under the Plan shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. A Participant may from time to time name in writing any person or persons to whom his or her benefit is to be paid if he or she dies before complete payment of such benefit has occurred. Each such beneficiary designation will revoke all prior designations by the Participant with respect to the Plan, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee during the Participant's lifetime.

     If the Participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the Participant dies before the date of the Participant's death or before complete payment of the Participant's benefit has occurred, the Company may pay the remaining unpaid portion of the Participant's benefit to either (i) one or more of the Participant's relatives by blood, adoption, or marriage, and in such proportion as the Company determines; or (ii) the legal representative or representatives of the estate of the last to die of the Participant and his or her designated beneficiary.

5.10 NONUNIFORM DETERMINATIONS

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Plan, whether or not such persons are similarly situated.

5.11 NO GUARANTEE OF EMPLOYMENT

     Neither grants under the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company shall retain the Participant for any period of time or at any particular rate of compensation.

5.12 EFFECTIVE DATE; DURATION

     The Plan shall become effective as of the date the Company is first admitted to trading on the NASDAQ. No grant may be given under the Plan after six (6) years from the effective date of the Plan.

5.13 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs or if the Committee determines in its sole discretion that a Change in Control has occurred, then, as of the date of such Change in Control,
(i) all options shall become fully exercisable, (ii) all restrictions on grants of Restricted Stock shall lapse, and (iii) all Performance Units shall become fully payable at the TSR Percentile Rank of the Company calculated using the TSR of the Company as of the date of the Change in Control as compared the TSR of the NASDAQ Companies or equivalent group of peer companies as of the last quarterly period for which such TSR information is available.

     For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

          (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any such person who is the beneficial owner of 25% or more of the Common Stock as of the effective date of the Plan, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

          (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (c) upon the approval by the Company's shareholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock),
     (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company;

          (d) if the Board or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who exercises a controlling influence over the Company on the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

5.14 GOVERNING LAW

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

                                                                       EXHIBIT 3

                        PHYSICIANS SALES & SERVICE, INC.
                              AMENDED AND RESTATED
                             DIRECTORS' STOCK PLAN

                                   I. GENERAL

1.1 PURPOSE OF THE PLAN

     The purpose of the Physician Sales & Service, Inc. Directors' Stock Plan (the "Plan") is to enable Physician Sales & Service, Inc. (the "Company") to attract and retain persons of exceptional ability to serve as directors of the Company and to align the interests of directors and shareholders in enhancing the value of the Company's common stock (the "Common Stock").

1.2 ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee or its successor (the "Committee") of the Company's Board of Directors (the "Board") which shall have full and final authority in its discretion to interpret, administer and amend the provisions of the Plan; to adopt rules and regulations for carrying out the Plan; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall consist of at least two persons and shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company.

1.3 ELIGIBLE PARTICIPANTS

     Each member of the Board who is not a full-time employee of the Company or any of its subsidiaries shall be a participant (a "Participant") in the Plan.

1.4 GRANTS UNDER THE PLAN

     Grants under the Plan shall be in the form of stock options as described in
Section II (an "Option" or "Options") and subject to restrictions described in
Section III ("Restricted Stock").

1.5 SHARES

     The aggregate number of shares of Common Stock, including but not limited to shares reserved for issuance pursuant to the exercise of Options, which may be granted or issued under the terms of the Plan, may not exceed 200,000 shares and hereby are reserved for such purpose. Whenever any outstanding grant or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the grant may again be the subject of further grants hereunder.

     Notwithstanding the foregoing, the number of shares of Common Stock available for grants at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") will continue to be available for transactions involving all current and future grants. In addition, during the period that any grants remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of shares of Common Stock attributable to such grants for purposes of calculating the maximum number of shares of Common Stock available for the granting of future grants under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future grants.

                                      III-1

1.6 DEFINITIONS

     The following definitions shall apply to the Plan:

          (a) "Disability" shall have the meaning provided in the Company's applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before termination of his or her service on the Board if such total disability continues for more than three (3) months.

          (b) "Fair Market Value" means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith.

          (c) "Retirement" shall have the meaning provided in the Company's retirement policy applicable to directors of the Company.

                                  II. OPTIONS

2.1 TERMS AND CONDITIONS OF OPTIONS

     Each Participant shall receive an annual grant of an Option to Purchase 1,500 shares of Common Stock on the date of each annual meeting of shareholders of the Company at which directors are elected (an "Annual Meeting Date") during the period such director serves on the Board.

2.2 NONQUALIFIED STOCK OPTIONS

     The terms of the Options shall, at the time of grant, provide that the Options will not be treated as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.3 OPTION PRICE

     The option price per share shall be the Fair Market Value of the Common Stock on the date the Option is granted.

2.4 TERM AND EXERCISE OF OPTIONS

     (a) The term of an Option shall not exceed ten (10) years from the date of grant. Except as provided in this Section 2.4, after a Participant ceases to serve as a director of the Company for any reason, including, without limitation, Retirement, or any other voluntary or involuntary termination of a Participant's service as a director (a "Termination"), the unexercisable portion of an Option shall immediately terminate and be null and void, and the unexercised portion of any outstanding Options held by such Participant shall terminate and be null and void for all purposes, after three (3) months have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion, within thirty (30) days from the date of the Termination. Upon a Termination as a result of death or Disability, any outstanding Options may be exercised by the Participant or the Participant's legal representative within twelve (12) months after such death or Disability; provided, however, that in no event shall the period extend beyond the expiration of the option term.

     (b) Options shall become exercisable in whole or in part after one (1) year has elapsed from the date of grant. In no event, however, shall an Option be exercised after the expiration of ten (10) years from the date of grant.

     (c) A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of the Option. If no designation is made before the death of

                                      III-2
the Participant, the Participant's Option may be exercised by the personal representative of the Participant's estate, or by a person who acquired the right to exercise such Option by will or the laws of descent and distribution. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Plan.

2.5 NOTICE OF EXERCISE

     When exercisable pursuant to the terms of the Plan and the governing stock option agreement, an Option shall be exercised by the Participant as to all or part of the shares subject to the Option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) accompanied by a check payable to the Company in an amount equal to the full exercise price of the number of shares being exercised, (c) including a Tax Election, if applicable, in accordance with Section 4.7, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe. No Option may be exercised after the expiration of the term specified in Section 2.4 hereof.

2.6 LIMITATION OF EXERCISE PERIODS

     The Committee may limit the time periods within which an Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

2.7 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then the Option shall immediately become exercisable on the date such Change in Control occurred.

                             III. RESTRICTED STOCK

3.1 TERMS AND CONDITIONS

     Each Participant shall receive an annual grant of 1,500 shares of Common Stock subject to the restrictions set forth in Section 3.2 ("Restricted Stock") on the Annual Meeting Date at which the shareholders elect such Participant to serve as a director; provided however, that (a) as of the date of their election, Participants elected to serve as a Class II or Class III director in 1994 shall receive a grant of 500 and 1,000 shares, respectively, and (b) as of the date of their election, Participants who are elected to fill a vacancy for a term less than three (3) years shall receive a grant of 500 shares per year for each full year of the term to which such Participant is elected. Restricted Stock, with such restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and such certificates shall be deposited with a trust administered by the Committee (and subject to the claims of the Company's creditors) during the restriction period set forth in Section 3.3.

3.2 RESTRICTIONS

     Until the lapse of the restriction period set forth in Section 3.3, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such restricted stock to provide appropriate notice of such restrictions.

3.3 PERIOD OF RESTRICTION

     Subject to Section 3.6, the restrictions set forth in Section 3.2 shall lapse and such shares shall be freely transferable upon the expiration of the director's term in office as specified in accordance with Article VIII of the Company's Amended and Restated Articles of Incorporation.

                                      III-3

3.4 TERMINATION OF SERVICE AS A DIRECTOR

     If a Participant ceases to serve as a director of the Company prior to the lapsing of the restrictions in accordance with Section 3.3 as a result of death, Disability or Retirement, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of death, Disability or Retirement. If a Participant ceases to serve as a director of the Company prior to the lapsing of restrictions in accordance with Section 3.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

3.5 RIGHTS AS SHAREHOLDER

     Prior to the lapsing of restrictions in accordance with Section 3.3, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are held by the Participant. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

3.6 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then all restrictions on the Restricted Stock shall lapse on the date such Change in Control occurred.

3.7 SECTION 83(B) ELECTION

     Participants shall not be permitted to make an election under Section 83(b) of the Code with respect to shares of Restricted Stock granted under the Plan.

                             IV. GENERAL PROVISIONS

4.1 GENERAL RESTRICTIONS

     Each grant under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.2 ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, Option price or kind of shares covered by the grants and in any outstanding grants under the Plan in order to prevent substantial dilution or enlargement thereof.

4.3 AMENDMENTS

     Without further approval of the shareholders, the Board may discontinue the Plan at any time and may amend it from time to time in such respects as the Board may deem advisable, unless shareholder or regulatory approval is required by law or regulation, and subject to any conditions established by the terms of such amendment; provided however, that the Plan may not be amended more than once every six (6) months

                                      III-4
other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

4.4 MODIFICATION, SUBSTITUTION OR CANCELLATION OF GRANTS

     No rights or obligations under any outstanding Option may be altered or impaired without the Participant's consent. Any grant under the Plan may be canceled at any time with the consent of the Participant, and a new grant may be provided to such Participant in lieu thereof.

4.5 SHARES SUBJECT TO THE PLAN

     Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Committee.

4.6 RIGHTS OF A SHAREHOLDER

     Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

4.7 WITHHOLDING

     The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any grant under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an Option exercise (a "Taxable Event"), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes, provided that in respect of a Participant who may be subject to liability under
Section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving an Option or a grant of Restricted Stock, (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; (ii) in the case of the exercise of an Option (A) the Participant makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (the "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or
(iii) in the case of a Taxable Event relating to the payment of an award, (A) the Participant makes the Tax Election at least six (6) months after the date of grant and (B) the Tax Election is made (1) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs or (2) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 4.7 as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

                                      III-5

4.8 NONASSIGNABILITY

     Except as expressly provided in the Plan, no grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order ("QDRO") as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant or pursuant to a QDRO.

4.9 NONUNIFORM DETERMINATIONS

     Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive grants, the form, amount and timing of such grants, and the terms and provisions of such grants and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.10 EFFECTIVE DATE; DURATION

     The Plan shall become effective as of the date the Company becomes admitted to trading on the NASDAQ, subject to approval by the shareholders. No grant may be given under the Plan after May 31, 2000, but grants theretofore granted may extend beyond such date.

4.11 CHANGE IN CONTROL

     Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all Options shall become fully exercisable and all restrictions on the Restricted Stock shall lapse as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events:

          (a) when the Company acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who was the beneficial owner of 25% or more of the Common Stock as of the effective date of the Plan, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then-outstanding securities;

          (b) upon the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company);

          (c) upon the approval by the Company's shareholders of (i) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then-outstanding shares of Common Stock),
     (ii) a sale or disposition of all or substantially all of the Company's assets or (iii) a plan of liquidation or dissolution of the Company; or

          (d) if the Board of Directors or any designated committee determines in its sole discretion that any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a person who exercised a controlling influence as of the effective date of the Plan, directly or indirectly exercises a controlling influence over the management or policies of the Company.

4.12 GOVERNING LAW

     The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.

                                      III-6

                                                                      APPENDIX A


                        PHYSICIAN SALES & SERVICE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Patrick C. Kelly and David A. Smith as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all the shares of Common Stock of Physician Sales & Service, Inc. held of record by the undersigned on May 22, 1996, at the Annual Meeting of Shareholders to be held on July 8, 1996.

1. ELECTION OF DIRECTORS. To elect Delmer W. Dallas, Fred Elefant and John F. Sasen, Sr. to serve as Class III directors until the 1999 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified.

    FOR / /                        WITHHOLD AUTHORITY / /

   To withhold authority to vote for any individual nominee, write that nominee's name in the space provided:

  ------------------------------------------------------------------------------

2. PROPOSAL TO ratify the adoption of the Company's Amended and Restated 1994 Long Term Stock Plan.

    FOR / /                AGAINST / /                ABSTAIN / /

3. PROPOSAL TO ratify the adoption of the Company's Amended and Restated 1994 Long Term Incentive Plan.

    FOR / /                AGAINST / /                ABSTAIN / /

4. PROPOSAL TO ratify the adoption of the Company's Annual Incentive Plan.

    FOR / /                AGAINST / /                ABSTAIN / /

5. PROPOSAL TO ratify the adoption of the Company's Amended and Restated Directors' Stock Option Plan.

    FOR / /                AGAINST / /                ABSTAIN / /

             (Continued and to be dated and signed on reverse side)

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED ABOVE AND FOR PROPOSALS 2, 3, 4 AND 5 ABOVE.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                  If a corporation, please sign
                                                  in full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

                                                  DATED:                 , 1996
                                                        ----------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature if held jointly